Exhibit 99.1

Fubo and Disney’s Hulu + Live TV Virtual MVPD Businesses to Combine

●	Disney to combine its Hulu + Live TV business with Fubo and become majority owner of the resulting company

●
The combined business will operate under the Fubo publicly traded company name (NYSE: FUBO) led by the existing Fubo management team; Fubo and Hulu + Live TV will continue to be available to consumers as separate offerings

●	With a combined 6.2 million North American subscribers between Fubo and Hulu + Live TV, the new vMVPD company is expected to enhance consumer choice through more flexible programming offerings

●	Fubo to create a new Sports & Broadcasting service, featuring Disney’s premier sports and broadcast networks

●	All litigation between Fubo and Disney has been settled

NEW YORK and BURBANK, Calif., January 6, 2025 – FuboTV Inc. (NYSE: FUBO) and The Walt Disney Company (NYSE: DIS) today announced that they have entered into a definitive agreement for Disney to combine its Hulu + Live TV business with Fubo (the “Transaction”), forming a combined virtual MVPD company. The Transaction will enhance consumer choice by making available a broad set of programming offerings, and is subject to regulatory approvals, Fubo shareholder approval, and the satisfaction of other customary closing conditions.

Under the terms of the definitive agreement, at closing, Disney will own 70% of Fubo. Fubo’s existing management team, led by Fubo Co-founder and CEO David Gandler, will operate the newly combined Fubo and Hulu + Live TV businesses.

“We are thrilled to collaborate with Disney to create a consumer-first streaming company that combines the strengths of the Fubo and Hulu + Live TV brands,” said Gandler. “This combination enables us to deliver on our promise to provide consumers with greater choice and flexibility. Additionally, this agreement allows us to scale effectively, strengthens Fubo’s balance sheet and positions us for positive cash flow. It’s a win for consumers, our shareholders, and the entire streaming industry.”

“This combination will allow both Hulu + Live TV and Fubo to enhance and expand their virtual MVPD offerings and provide consumers with even more choice and flexibility,” said Justin Warbrooke, Executive Vice President and Head of Corporate Development, The Walt Disney Company. “We have confidence in the Fubo management team and their ability to grow the business, delivering high-quality offerings that serve subscribers with the content they want and offering great value.”

Combined Business to Provide Enhanced Consumer Choice

Fubo and Hulu + Live TV each provide customers the ability to stream a broad array of live broadcast and cable networks on their connected TVs, mobile phones, tablets, and other internet-connected devices.

Combining the businesses of Fubo and Hulu + Live TV—which together have over 6.2 million subscribers in North America — will facilitate an enhanced choice of programming packages and address a variety of consumer preferences at attractive price points.

In connection with the Transaction, Disney will enter into a new carriage agreement with Fubo that will allow Fubo to create a new Sports & Broadcast service, featuring Disney’s premier sports and broadcast networks including ABC, ESPN, ESPN2, ESPNU, SECN, ACCN, ESPNEWS, as well as ESPN+.

Fubo and Hulu + Live TV will continue to be available to consumers as separate offerings post-closing. Hulu + Live TV, a leader in entertainment programming, will continue to be streamed in the Hulu app and be offered as part of the attractive bundle with Hulu, Disney+ and ESPN+. Fubo, which streams more than 55,000 live sporting events annually, will continue to serve its subscribers in the Fubo app.

The combined company will negotiate carriage agreements with content providers for both Hulu + Live TV and Fubo services independently from Disney.

Combined Company will Benefit from Synergies

Following the closing of the Transaction, Fubo will be governed by a board of directors with the majority appointed by Disney, as well as independent directors. Gandler will also serve on the board of directors continuing as Fubo’s CEO. The Transaction will provide the combined company with the resources and support of Disney, and the existing Fubo management team will continue to focus on driving growth and profitability.

The Transaction will also enable Fubo shareholders to benefit from synergies of the combination. The combined business will realize synergies through more flexible programming packaging to cater to all audiences, greater innovation, and sales and marketing opportunities.

The combined company is projected to be well-capitalized and cash-flow positive immediately after the closing of the Transaction.

Transaction Details and Litigation Settlement

In conjunction with the Transaction, Fubo has settled all litigation with Disney and ESPN related to Venu Sports, the previously announced sports streaming platform planned by ESPN, FOX and Warner Bros. Discovery. Fubo has also settled all litigation with FOX and Warner Bros. Discovery.

In connection therewith, at signing of the Transaction, Disney, FOX and Warner Bros. Discovery will make an aggregate cash payment to Fubo of $220 million.

In addition, Disney has committed to provide a $145 million term loan to Fubo in 2026 as part of the Transaction.

Additionally, a termination fee of $130 million will be payable to Fubo under certain circumstances, including if the Transaction fails to close due to the failure to obtain requisite regulatory approvals on the terms and conditions set forth in the definitive agreement.

Advisors

Wells Fargo is serving as the lead financial advisor to Fubo and Evercore is also serving as financial advisor to Fubo. Latham & Watkins LLP is serving as legal advisor to Fubo in connection with the Transaction, and Kellogg Hansen LLP represented Fubo in its antitrust litigation.  Centerview Partners LLC is serving as financial advisor to The Walt Disney Company and Cravath, Swaine & Moore LLP is serving as legal advisor to The Walt Disney Company.

Further Information Relating to Fubo

Fubo will file a Form 8-K regarding the Transaction, available on its investor relations website at https://ir.fubo.tv.

Investor Conference Call

Fubo will conduct an investor conference call at 9:00 a.m. EST / 6:00 a.m. PST today, January 6, 2025. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. Fubo’s investor deck can be accessed on its investor relations website at https://ir.fubo.tv

Important Information About the Transaction and Where to Find It

The Transaction will be submitted to the shareholders of Fubo for their consideration and approval at a special meeting. In connection with the Transaction, Fubo will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement for the Fubo shareholder meeting. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the shareholders of Fubo. Fubo may also file other documents with the SEC regarding the Transaction. This press release is not a substitute for the Fubo proxy statement or any other document that Fubo may file with the SEC or send to its shareholders in connection with the Transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF FUBO ARE URGED TO READ THE FUBO PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE TO THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Fubo proxy statement (when available) and other documents filed with the SEC by Fubo through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of:

Fubo
https://ir.fubo.tv

Ameet Padte, Fubo
ameet@fubo.tv

JCIR, Fubo
ir@fubo.tv

Participants in the Solicitation

Fubo and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding Fubo’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is available in Fubo’s Annual Report on Form 10-K for the year ended December 31, 2023 and its proxy statement dated April 26, 2024, which are filed with the SEC. Additional information will be available in the Fubo proxy statement to be filed in connection with the Transaction.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “project,” “to be,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction may not occur on the anticipated terms and timing or at all, (ii) the required regulatory approvals may not be obtained, or that in order to obtain such regulatory approvals, conditions may be imposed that adversely affect the anticipated benefits from the Transaction or cause the parties to abandon the Transaction, (iii) the risk that a condition to closing of the Transaction may not be satisfied, (iv) the risk that the anticipated tax treatment of the Transaction is not obtained, (v) potential litigation relating to the Transaction that could be instituted against Fubo, Disney or their respective directors, (vi) potential adverse reactions or changes to business relationships may result from the announcement or completion of the Transaction, (vii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Transaction, (viii) negative effects may result from the announcement or the consummation of the Transaction on the market price of Fubo’s or Disney’s common stock, (ix) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of Fubo’s or Disney’s operations after the consummation of the Transaction and on the other conditions to the completion of the Transaction, (x) disruptions from the Transaction may harm Fubo’s or Disney’s business, including current plans and operations, (xi) Fubo or Disney may not be able to retain or hire key personnel, (xii) there may be adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the Transaction or cause the terms of the Transaction to be modified, and (xiii) there may be risks associated with management’s response to any of the aforementioned factors.

These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Fubo proxy statement that will be filed with the SEC in connection with the Transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Fubo’s or Disney’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Fubo nor Disney assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

The term “Disney” is used in this release to refer collectively to the parent company and the subsidiaries through which various businesses are actually conducted.

Investor Contacts:

Ameet Padte, Fubo
ameet@fubo.tv

JCIR, Fubo
ir@fubo.tv

Carlos Gomez, The Walt Disney Company
carlos.gomez@disney.com

Media Contacts:

Jennifer L. Press, Fubo
jpress@fubo.tv

Bianca Illion, Fubo
billion@fubo.tv

David Jefferson, The Walt Disney Company
David.J.Jefferson@disney.com

Mike Long, The Walt Disney Company
Mike.P.Long@disney.com